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                                                                   EXHIBIT 10.30

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                          TECHNOLOGY PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 31, 1997

                                     BETWEEN

                             SPATIAL TECHNOLOGY INC.

                                       AND

                               THREE-SPACE LIMITED


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                          TECHNOLOGY PURCHASE AGREEMENT


     This TECHNOLOGY PURCHASE AGREEMENT (the "AGREEMENT"), is dated as of December 31, 1997, by and between SPATIAL TECHNOLOGY INC., a Delaware corporation (the "COMPANY") and THREE-SPACE LIMITED a limited Company organized under the Laws of England ("THREE-SPACE").

     WHEREAS, the Company has authorized the sale and issuance of an aggregate of two hundred fifty thousand (250,000) shares of its Common Stock (the "SHARES") for issuance pursuant to this Agreement;

     WHEREAS, the Company and Three-Space are parties to a Development Agreement dated June 26, 1987, as amended through the date hereof (the "Prior Development Agreement"), and a Marketing Agreement dated May 26, 1989, as amended through the date hereof (the "Marketing Agreement") pursuant to which Three-Space has certain ownership rights to the Existing Assets (as defined in Section 1(a) hereof) and the In-Process Research (as defined in Section 1(a) hereof) (the Existing Assets and In-Process Research are hereafter referred to as the "Transferable Assets"); and

     WHEREAS, the Company and Three-Space desire to enter into a new Development Agreement, transfer all rights of Three-Space to the Transferable Assets and to terminate and forever release the Prior Development Agreement and Marketing Agreement in consideration for the Company's issuance to Three-Space (or its Directors, if requested by Three-Space) the Shares and the payment by the Company to Three-Space of $850,625US Dollars.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.   PURCHASE OF TECHNOLOGY.

     (a) EXISTING TECHNOLOGY. In consideration for the Company's payment of 250,000 shares of its Common Stock and $850,625.00, US Dollars, THREE-SPACE hereby assigns, sells, transfers and conveys to the Company all of its right, title and interest, on a worldwide basis, in and to all software, designs, copyrights, documentation, patents, trade secrets and any other technology or intellectual property rights that: (i) are incorporated into the ACIS 3.0 software and its related husks (the " Existing Assets"), (ii) have been or are in the process of being developed as of December 31, 1997 pursuant to the Prior Development Agreement (the "In Process Research"). Five hundred thousand dollars ($500,000) of the cash consideration was paid on December 31, 1997 and the

                                       2.

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remaining cash consideration shall be paid on January 9, 1997. All stock consideration shall be payable upon execution of this Agreement provided that, the Company shall use its best efforts to have its transfer agent issue stock certificate(s) as soon thereafter as reasonably practicable.

     (b) FURTHER COVENANTS AND OBLIGATIONS OF THREE-SPACE FOR TRANSFER. Upon each request by the Company, THREE-SPACE agrees to promptly execute documents, testify and take other acts at the Company's expense and as reasonably requested by the Company in order to apply for and obtain, in the Company's name and for its benefit, utility and design patents, copyrights, mask works, trademarks, trade secrets, and all other technology and intellectual property rights throughout the world related to any of the Transferable Assets, and to transfer, effect, confirm, perfect, record, preserve, protect and enforce all right, title and interest transferred hereunder.

2.       REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Three-Space as follows:

               (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Three-Space, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

               (ii) The execution and delivery by the Company of this Agreement will not (i) conflict with the Certificate of Incorporation or Bylaws of the Company, (ii) result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound or
(iii) violate in any material respect any law, rule or regulation applicable to the Company;

                                       3.
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         (iii) The Common Stock issuable pursuant to this Agreement shall be of the same class and denomination and shall (subject only to restrictions imposed under relevant securities legislation) rank pari passu in all respects with the Common Stock of the Company as listed as at the date hereof on the American Stock Exchange.

   (b) REPRESENTATIONS AND WARRANTIES OF THE THREE-SPACE. Three-Space hereby represents and warrants to the Company as follows:

         (i) Three-Space has the power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Three-Space of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary action of Three-Space. This Agreement has been duly executed and delivered by Three-Space and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligation of Three-Space, enforceable against Three-Space in accordance with its terms;

         (ii) The execution and delivery by Three-Space of this Agreement will not (i) conflict with the organizational documents of Three-Space, (ii) result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which the Three-Space is a party or by which the Three-Space is bound or (iii) violate in any material respect any English law, rule or regulation applicable to the Three-Space;

         (iii) Except for the rights of the Company in the Transferable Assets, Three-Space owns the Transferable Assets and has the right to transfer and assign such ownership rights to the Company free and clear of all liens and encumbrances, including but not limited to any tax or similar liens.

         (iv) To the best of the knowledge of Three-Space, the Transferable Assets do not infringe any patent, copyright, trade secret or other proprietary right of any third party.

   (c) INVESTMENT REPRESENTATIONS OF THREE-SPACE. Three-Space represents as follows:

         (i) It is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and is acquiring the Shares for investment solely for its own account and not with a view to or in connection with the distribution thereof otherwise than any distribution to its Directors or their family members;

                                       4.
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               (ii) It (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and has concluded that it is able to bear these risks, and (ii) fully understands and acknowledges that its investment in the Shares is a speculative investment which involves a high degree of risk of loss of its investment;

               (iii) It acknowledges that it has been informed by the Company that the Shares have not been registered under the Securities Act of 1933, as amended, (the "Act"). As a result, it has been informed that the Shares are characterized as "restricted securities" under the Act and can be resold without registration only under certain limited circumstances, such as complying with the provisions of Rule 144 promulgated under the Act. It is aware that under Rule 144 the Shares may be resold following the expiration of one year from the date of issue if the provisions of Rule 144 are satisfied, including the existence of a public market for the shares, the availability of current public information about the Company, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker" and the shares being sold do not exceed the volume limitations of Rule 144.

3.       MISCELLANEOUS.

         (a) BINDING EFFECT; SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party (provided that any sales or other transfers of Shares made in accordance herewith shall not require such consent).

         (b) AMENDMENT; WAIVER. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by either party hereto of any provision hereof shall be effective unless set forth in a writing executed by the party so waiving.

         (c) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the conflicts of laws provisions thereof.

         (d)   EXPENSES. Each of the parties hereto shall bear its own expenses.

         (e) REGISTRATION RIGHTS. Concurrent with the execution of this Agreement the Company and the Principals shall enter into a Piggy-Back Registration Rights Agreement (the "Registration Rights Agreement") substantially in the form attached hereto as EXHIBIT A.

         (f) INTEGRATION; TERMINATION AND RELEASE OF PRIOR DEVELOPMENT AGREEMENT AND MARKETING AGREEMENT. Except for the provisions of the Software Consulting

                                       5.
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Agreement and Registration Rights Agreement dated the same date hereof, this
Agreement and the documents referred to herein, contain the entire understanding of the parties. There are no agreements, representations, warranties, covenants or undertakings of either party other than those expressly set forth above. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof and thereof and specifically terminates and fully releases any obligations of the parties pursuant to the Marketing Agreement, the Letter Agreement dated December 31, 1997 and Prior Development Agreement and any amendment, letter agreement or supplement thereto.

         (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                                       6.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by persons duly authorized as of the date first above written.



                                       SPATIAL TECHNOLOGY INC.


                                       By:/s/ RICHARD SOWAR
                                          --------------------------------------
                                          Richard Sowar, Chief Executive Officer



                                       THREE-SPACE LIMITED


                                       By:/s/ CHARLES LANG
                                          --------------------------------------
                                          Charles Lang










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                             EXHIBIT A - PIGGY-BACK
                          REGISTRATION RIGHTS AGREEMENT









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